Federal Home Loan Bank
NEW YORK

2024 REPORT TO MEMBERS

A Proven Foundation for a Vital Mission



FHLBNY FINANCIAL HIGHLIGHTS

(Dollars in millions)	2024	2023	2022	2021	2020
SELECTED BALANCES AT YEAR-END					
Total Assets	**$ 160,300**	$ 158,333	$ 157,391	$ 105,358	$ 136,996
Advances	**105,838**	108,890	115,293	71,536	92,067
Investments	**51,267**	46,359	39,103	30,898	39,748
Mortgage Loans	**2,345**	2,180	2,107	2,320	2,900
Capital Stock	**6,014**	6,050	6,387	4,501	5,367
Retained Earnings	**2,496**	2,338	2,096	1,931	1,909
ANNUAL OPERATING RESULTS					
Net Income	**$ 738**	$ 751	$ 417	$ 266	$ 442
Dividends Paid	**581**	509	252	244	348
Dividends Per Share	**9.50**	8.31	5.34	4.69	5.74
PERFORMANCE RATIOS					
Return on Average Equity	**8.49%**	9.11%	6.12%	3.89%	5.59%
Return on Average Assets	**0.44%**	0.46%	0.34%	0.22%	0.28%
Period end Equity to Assets	**5.25%**	5.21%	5.30%	6.12%	5.30%
Net Interest Margin	**0.59%**	0.61%	0.52%	0.45%	0.48%

Financial results are presented on a GAAP basis for each calendar year. Dividend results shown here are the payments the Federal Home Loan Bank of New York (FHLBNY) made during each calendar year, rather than the dividends paid from each calendar year's income. Equity to asset ratio is as of period end. The FHLBNY's 2024 annual report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, contains additional information about the FHLBNY's financial performance. A link to the report is available on the FHLBNY's public website, www.fhlbny.com; under the "About Us" tab, select "Investor Relations," and look under the right hand column labeled "Financial Reports." For a copy of the FHLBNY's Form 10-K, please send a request to fhlbny@fhlbny.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The FHLBNY cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

A MESSAGE TO OUR MEMBERS

The Federal Home Loan Bank of New York (FHLBNY) operates at the center of our mission, our members and the market. This has been the function of the Federal Home Loan Banks (FHLBanks) since our founding in 1932, and throughout our 92nd year, the FHLBNY continued to execute on our foundational liquidity mission, bringing the full scale of our market access to meet the funding needs of our members, to drive growth at the local level and help provide stability in the broader financial markets. Our consistent approach to mission execution resulted in another strong year for our franchise.

In 2024, the FHLBNY delivered our second-highest earnings in our 92-year history, following on our record performance in 2023 — a year in which the FHLBNY and the FHLBank System met record member demand amid the turmoil of the brief March 2023 banking crisis. While our industry did not experience such tumult in 2024, our members continued to access our low-cost, on-demand liquidity to meet their funding needs throughout the year. This is how the FHLBanks were designed to function: to be accessible in all markets, to bring calm during periods of stress, and to support growth at the local level in more normal periods. In 2024, we made updates to our credit risk practices to enhance our ability to meet member needs in an even more safe and sound manner. Access to FHLBank liquidity is something our members plan for, depend on and incorporate into their funding strategies in all market environments. Our members are the backbone of our nation's economy and essential to the strength of the communities they serve. Access to our funding for members of all sizes in all market environments helps keep credit more available for consumers and businesses every day, resulting in increased lending and reduced mortgage and borrowing costs, and building a strong foundation from which we all grow.

Our financial performance both reflects and supports our ability to deliver on our mission. In 2024, our continued focus on meeting the needs of our members and community partners resulted in earnings of $738.5 million — our second-highest annual income — and we set aside a record $130 million from our earnings for combined statutory and voluntary contributions to our housing and economic development programs. Our performance is driven by member activity, and member borrowings remained strong throughout 2024, closing the year with $105.8 billion in advances out to local lenders across our region.

Our performance mirrored that of the overall FHLBank System, which produced $6.4 billion in net income across the 11 FHLBanks in 2024. In addition, the FHLBank System had a collective $737 billion in advances outstanding at December 31, 2024, in support of community investment across the country.

Our foundational liquidity mission positions us to benefit the public on a broad scale, but our housing and community development programs consistently provide the opportunity to have a more targeted and direct impact in the communities we serve.

FHLBNY Dividend Performance


FHLBNY Dividend
Fed Funds (Effective Rate)
10%
9%
8%
7%
6%
5%
4%
3%
2%
1%
0%

Business Highlights at Year-End

Advances & Letters of Credit (LOC)


$140 B
$120 B
$100 B
$80 B
$60 B
$40 B
$20 B
$0 B
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Letters of Credit (LOC) Business
Advances Business

AHP Allocation & Voluntary Contributions


$140 M
$120 M
$100 M
$80 M
$60 M
$40 M
$20 M
$0 M
2021*
2022
2023
2024
AHP Allocation
Voluntary Contributions

Membership at Year-End: 341 Total


Credit Unions 109
Commercial Banks 103
Thrifts 59
Insurance Companies 52
Housing Associates 9
CDFIs 9

2024 New Members:

- Allied World Insurance Company
- Commerce and Industry Insurance Company
- Great Erie Federal Credit Union
- Guardian Insurance Company, Inc.
- Nave Bank
- Niagara's Choice Federal Credit
- Security Mutual Insurance Company
- St. Thomas Federal Credit Union
- The Bank of New York Mellon
- Wilton Reassurance Life Company of New York

All data is as of December 31, 2024.
**The FHLBNY began disclosing Voluntary Contributions in 2021; prior years are disclosed in the Form 10-K, as filed with the U.S. Securities and Exchange Commission, with assessments allocated from earnings.*

In 2024, we reached a new milestone for our flagship community offering: more than $1 billion in Affordable Housing Program (AHP) grants awarded since the program's inception. In total, these AHP grants have supported 2,111 projects, helping to create or preserve more than 105,000 affordable homes while leveraging an estimated $19 billion in development costs. We also reached another milestone during the year: our highest ever AHP General Fund Round. In 2024, we awarded a record $70.8 million in grants to fund 61 affordable housing initiatives. However, this record will be short-lived: in 2025, we have made more than $86 million in grant funding available through the AHP, and will break our 2024 record when the awards are announced later in the year.

The AHP is not our only tool for providing community support. In 2024, we provided more than $130 million in funds for direct community support. This included not only our 2024 AHP General Fund Round grants, but also a wide array of products and programs to enhance our ability to serve our communities. In 2024, we delivered more than $29 million in grants in support of homeownership through our Homebuyer Dream Program® (HDP®), and also launched our new HDP® Plus program as a complement to the HDP and to further our efforts to increase access to homeownership across our District. In its inaugural round, HDP Plus provided $5.6 million in grants. In 2025, we have expanded our HDP suite of programs to include HDP® Wealth Builder, which is designed to increase access to funding to individuals and households that have experienced challenges accessing the housing market.

We also continued to enhance our product offerings to further partner with our members on delivering housing and community support. This included the second round of our 0% Development Advance (ZDA) Program, which provides our members with subsidized funding in the form of interest rate credits to assist in originating loans or purchasing loans or investments that meet the criteria of a set of products that include the Business Development Advance, Infrastructure Development Advance, Climate Development Advance and Tribal Development Advance. In 2024, we provided $12.5 million in such credits to drive economic development by supporting our members' ability to make these loans. In 2025, we plan to further expand our offerings under the ZDA Program with the addition of the Housing Development Advance product, bolstering our ability to help create or preserve affordable homes.

In 2024, we further aligned our housing mission with our housing finance focus by allocating $5 million to help credit-enhance low-to-moderate income mortgages sold into our Mortgage Asset Program (MAP®), creating more housing opportunities for low-to-moderate income households by supplementing our members' underwriting of these loans.

"The milestones we achieved in 2024 reflect not only our longstanding, consistent commitment to these communities, but also the strength of the partnerships we have built with our members and local housing organizations. Our ability to consistently execute on our foundational liquidity mission establishes the reliability of our franchise."

We pride ourselves on our partnerships with our members, who in turn are partners to the small businesses and nonprofit organizations that comprise the fabric of the communities they serve. This layering of partnerships is what has made our Small Business Recovery Grant (SBRG) Program so effective. In 2024, we awarded $5 million in SBRG Program grants, providing funding support through our members to more than 1,000 local institutions.

Each of these efforts is funded directly from our earnings, which means that as we continue to deliver on our foundational liquidity mission by providing our members with access to funding in support of their lending activities, we are better positioned to make these direct contributions to communities across our region and beyond. The milestones we achieved in 2024 reflect not only our longstanding, consistent commitment to these communities, but also the strength of the partnerships we have built with our members and local housing organizations.

Our ability to consistently execute on our foundational liquidity mission establishes the reliability of our franchise. This reliability is especially important as we continue through 2025 — a year of transition, both across the country and in our cooperative.

On February 3, 2025, Randolph C. Snook joined the FHLBNY as president and CEO, and on April 4, 2025, José R. González — who had previously led the FHLBNY and transitioned to the role of Senior Advisor upon Randy's arrival — retired after more than a decade at the FHLBNY. Under José's leadership, which began with his April 2014 appointment to the role of president and CEO, the FHLBNY has grown significantly — reaching new heights in earnings and housing contributions, expanding the company's talent base and technology infrastructure, and meeting the needs of our members through both the COVID-19 pandemic and the March 2023 banking crisis. José's legacy also includes the collaborative and supportive culture he helped foster at the FHLBNY, and the talented team dedicated to serving our members.

We also operate in a changing political, legislative and regulatory environment, with a new Administration in the White House, a new Director leading the Federal Housing Finance Agency, and new leadership across the various banking regulators. Amid such change, the certainty of the FHLBanks is even more critical. Our reliability — the prompt, on-demand nature of our funding — is essential to the value proposition for our members. As we proceed through 2025, our focus remains, as always, on ensuring our ability to serve our members in any and all operating environments through the execution of our foundational liquidity mission. This mission has benefited households, families and communities across our region and across the nation for more than 92 years, and we proudly carry it forward into the year ahead.



Randolph C. Snook
President and CEO



Larry E. Thompson
Board Chair

MEMBER & INDUSTRY ENGAGEMENT

The FHLBNY offers educational opportunities as an added value to membership, featuring both internal and external experts on a range of topics. Our events portfolio includes programs tailored for our members with information relevant to their business. The FHLBNY also participates in several industry and regulatory educational events.

2024 FHLBNY Member Symposium





The FHLBNY Member Symposium was held on April 11, 2024 at the Metropolitan Club, featuring an opening keynote from John C. Williams, President and CEO, Federal Reserve Bank of New York and closing keynote from Dr. Mike Massimino, former NASA Astronaut and New York Times Bestselling Author.

Member "Dinner & Discussions" and Educational Events



"Dinner & Discussions" event series with members and FHLBNY executives; pictured is Don McElligott, CFA, Chief Credit Risk Officer and Tom Settino, FVP, Director of Member Relations with an audience of members.



Mortgage Asset Program (MAP®) Roundtable at our New York office, hosted for member Participating Financial Institutions; pictured speaking is Brian Jones, FHLBNY Financial Economist.

Financial Industry & Regulatory Educational Efforts





[Left] Chief Business Officer, Adam Goldstein, at the Federal Financial Institutions Examination Council's Capital Markets Conference. [Center] Adam Goldstein at the Federal Reserve Bank of New York's Examiner Training; [Right] Peter Grof, Community Investment Officer (second from left), as a panelist discussing the housing supply crisis at the American Bankers Association's Annual Convention.

FOCUS ON MEMBER EXPERIENCE

In 2024, the FHLBNY continued our focus on Member Experience through enhanced technology. On January 22, 2024 we replaced our Customer Relationship Management system, enhancing transparency, collaboration, and our "Know Your Member" efforts in alignment with the Credit Risk Management Framework. Also during 2025, our Member Experience Delivery Team explored additional technological solutions to enhance our members' experience, including exploring a Pledging Services platform and a Mobile App to better serve our members, and initiating a project to enhance our website. Focusing on our Member Experience is paramount, and we will continue these efforts in the coming year.



Responsive
Optimization
Digital
Know Your Member
Mobile App Exploration
Prototype
Streamlined
Efficiency
Pledging Services
Generative AI
Reporting
Usability
Collaboration
Survey
Process Enhancement
On-Demand
Data Display
AHP System
User Journeys
Design Alignment
Dashboards
Adaptive
Accessibility
Member Experience
Modernized
Design Concepts
Wireframe
Brand Identity
Technology Strategy
Analysis
Insights
Automation
Customer Relationship Management
CLP System
Future-focused
Centralization

2024 FHLBNY Program and Product Offering Modifications

- **SOFR ARCS, Non-Callable:**
  On March 7, 2024, we reduced the minimum term for Non-Callable Adjustable-Rate Credit (ARC) Advances linked to the Secured Overnight Financing Rate (SOFR) index from 3 months to 75 days.

- **0% Development Advance (ZDA) Program:**
  The FHLBNY reoffered the program and removed the reservation process to streamline submission and increase utilization. The round opened in March 2024, and on October 1, 2024, we announced a second round for the year, funded with $10 million in interest rate credits.

- **Forward Starting Advances:**
  Effective May 1, 2024, Forward Starting Advances now have a maximum settlement date of 3 months (reduced from 1 year).

- **Mortgage Asset Program (MAP®):**
  - Tiered Pricing: On March 12, 2024, we implemented tiered pricing based on loan size for fixed 30-year delivery commitments, making it more advantageous for members to sell smaller balance loans into MAP.
  - Supplemental Credit for Low-to-Moderate Income (LMI) Mortgages: In May 2024, $5 million was allocated to credit enhance qualified LMI mortgages sold into MAP to support more housing opportunities across our District.

HOUSING & COMMUNITY DEVELOPMENT

In 2024, the FHLBNY continued to offer its core Community Investment programs and products, allowing members to support local community development and affordable housing initiatives in the District. On November 25, 2024, we announced our 2024 Round of Affordable Housing Program (AHP) General Fund grants — $70.8 million in subsidies were awarded to assist 61 housing initiatives throughout New Jersey, New York, Puerto Rico, and beyond. These awards will support the creation or preservation of 3,470 units of affordable housing. Twenty-four (24) members supported these projects by sponsoring the AHP applications, a result of continued efforts by the FHLBNY to strengthen the relationship between our members and the nonprofit developers working to provide safe, decent affordable housing. And throughout the year, the Community Investment team worked with 103 members to award more than $29 million to first-time homebuyers via our Homebuyer Dream Program® (HDP®) grants, helping to create 1,850 homeownership opportunities across our region.

In 2023, the FHLBNY introduced a new scoring component to the AHP General Fund to recognize the unique challenges of developing affordable housing in Puerto Rico and the U.S. Virgin Islands, two Territories in our District whose housing solutions do not mirror those in New York and New Jersey, putting those projects at a significant disadvantage in the competitive AHP. To address this disparity, the FHLBNY's new scoring methodology helps ensure that projects in Puerto Rico and the U.S. Virgin Islands can better qualify for AHP awards. Combined with a robust, in-person outreach strategy in the Territories, the 2024 AHP General Fund received 13 applications from Puerto Rico and 1 from the U.S. Virgin Islands with four member institutions participating. A total of eight projects in Puerto Rico received an AHP subsidy, with four projects receiving the maximum grant award of $2 million. Grant awards in Puerto Rico totaled almost $11 million in subsidy for the development of 726 units of affordable housing.

Meeting the affordability needs of first-time homebuyers in the District is another key initiative for the FHLBNY. Thanks to the recent success of and increased need for HDP, the FHLBNY raised the maximum grant amount from $20,000 to $30,000 for 2025. The Community Investment team also worked throughout 2023 and 2024 with FHLBNY members and the Affordable Housing Advisory Council (Advisory Council) to develop voluntary programs to address the funding gap experienced by low- to moderate-income households. In early 2024, FHLBNY launched the Homebuyer Dream Program® Plus (HDP® Plus) to bring homebuyers earning greater than 80%, but not exceeding 120% in New Jersey and New York or 150% in the Puerto Rico and U.S. Virgin Islands of the Area Median Income (AMI), into the FHLBNY homebuyer offerings. In the first year of the program, 103 members enrolled and more than $5.6 million in grants were committed to over 400 households. The FHLBNY launched the second round of HDP Plus in 2025 and matched the $30,000 maximum grant award for HDP.

Historical Housing & Community Lending Program Results

Affordable Housing Program General Fund

- Awarded more than $1 billion in grants, leveraging an estimated $19 billion in total development costs
- Awarded over 2,100 affordable housing initiatives consisting of more than 105,000 new or rehabilitated housing units

Homebuyer Dream Program® & First Home Club℠ Housing Set-Aside Programs

- Provided more than $221 million in grants
- Supported over 25,000 households

Community Lending Program Advances

- More than $21.1 billion in total advances funded
- More than $251 million funded in 2024
- 7 Members took a CLP advance in 2024

Numbers provided are since each program's inception through year-end 2024, unless otherwise noted.

To continue to meet the needs of first-time homebuyers in our District, in early 2025, FHLBNY launched a second voluntary downpayment and closing cost assistance program, Homebuyer Dream Program® Wealth Builder (HDP® Wealth Builder). HDP Wealth Builder is a new program designed to address the wealth gap by providing grants to households who have historically experienced challenges accessing the credit or housing markets. HDP Wealth Builder offers grants up to $30,000 for first-time homebuyers earning up to 120% of the AMI in New Jersey and New York, and up to 150% in Puerto Rico and the U.S. Virgin Islands. In addition, a household must either reside within a majority-minority census tract or be a first-generation homebuyer.

The FHLBNY will continue to innovate and expand our housing programs to keep up with market trends, member demand, and advance these important mission-driven initiatives into 2025 while responding to new issues as they arise. In conjunction with the Housing Committee of our Board of Directors, and insights and advice from the Advisory Council, the Community Investment team will continuously review issues that cut across the District. The FHLBNY plans to continue to host meetings in 2025 to explore the housing and community development challenges facing the District. Among the priorities in 2025 are assessing the broader impact of our Community Investment programs and products to serve the needs of Tribal Nations, and finding new ways support members and partners in Puerto Rico and the U.S. Virgin Islands. ■

▸ View the 2025 Targeted Community Lending Plan

Affordable Housing Advisory Council

CHAIR

Bakari Lee
Member
McManimon, Scotland & Baumann, LLC
Roseland, New Jersey

Jeffrey M. Crum
Chief Operating Officer
Community Investment Strategies
Lawrenceville, New Jersey

Shelley M. Jacobs
Program Support Officer
Saint Regis Mohawk Tribe Office of Economic Development
Akwesasne, New York

Deanna James
President
St. Croix Foundation for Community Development, Inc
St. Croix, U.S. Virgin Islands

Retha Leno
Principal
Ladyhawk Consulting, LLC
Hogansburg, New York

Monica McCullough
Founder and President, Esq.
MM Development Advisors LLC
Rochester, New York

VICE CHAIR

Asish Patel
Chief Operating Officer
Monarch Housing Associates
Cranford, New Jersey

Gwen O'Shea
President and CEO
Community Development Long Island
Melville, New York

Blanca Ramirez
President and CEO
Comunilife
New York, New York

Diane Riley
Executive Director
The Supportive Housing Assoc. of New Jersey
South Orange, New Jersey

Elizabeth Colón Rivera
Chief Executive Officer
Ponce Neighborhood Housing Services
Ponce, Puerto Rico

Amanda Silva
Executive Director
Habitat for Humanity of Puerto Rico
San Juan, Puerto Rico

This list reflects the FHLBNY Affordable Housing Advisory Council as of January 1, 2025.

▸ View the 2024 Advisory Council Annual Report

AHP Success Story: Freedom's Legacy at Robbinsville

| 30 Units of Sustainable, Supportive and Affordable Housing in Robbinsville, New Jersey

In 2023, FHLBNY awarded $350,000 through member, First Bank, to Project Freedom, Inc., a $11.1 million initiative to renovate 30 units of affordable supportive housing in Robbinsville, New Jersey.

Construction was completed in April 2024, where the existing units constructed in 1991 for persons with physical disabilities, including extremely low-income households, were renovated. Households received unit upgrades, including new appliances, bathroom fixtures, HVAC enhancements, and paint and lighting improvements. The exterior of the building was also renovated, bringing new insulation, porches, walkways, and roofing to the two-story building. Residents receive case management and supportive services tailored to their unique special needs.



INCREASE IN MISSION ACTIVITIES

Zero Percent Development Advance (ZDA) Program

In 2024, the FHLBNY continued its 0% Development Advance Program offering. This additional mission-oriented initiative includes the Business Development Advance, Climate Development, Infrastructure Development, and Tribal Development Advance. On October 1, 2024, the FHLBNY offered $10 million in interest rate credits, which was quickly exhausted. On October 8, we added an additional $5 million in funding to the round. The FHLBNY distributed a total of $13.32 million in subsidized funds in the form of interest rate credits to empower members to provide below-market-rate loans or invest in qualified initiatives that support economic development throughout our District. Actual year-end totals for each advance type are listed in the following table.

ZDA ADVANCE TYPE	TOTAL ISSUED	NUMBER OF ADVANCES
Business Development Advance	$119,837,036	66
Infrastructure Development Advance	$31,059,627	16
Climate Development Advance	$29,781,146	11

$13.32 M
ZDA Program Subsidized Funds (Interest Rate Credits)

93
Advance Transactions

42
Members Utilized

Charitable Contributions Across the FHLBNY's District

In addition to our voluntary housing and community development programs, the FHLBNY went beyond the AHP statutory annual income contribution by supporting a wide range of organizations through charitable contributions. These grants are allocated throughout our District to help address vital issues including homelessness prevention, supportive housing services, disaster recovery/resiliency, legal assistance for low-income families facing housing challenges, job training, placement and resources for economic advancement, and assistance for small businesses and organizations dedicated to affordable housing development. Taken together, these efforts help to empower high-capacity partners to respond to District needs with focus and efficiency. In 2024, the FHLBNY made approximately $4.4 million in charitable contributions to support the 23 housing and community development organizations listed in the following table.



In December 2023, Crucian Heritage and Nature Tourism, Inc. (CHANT) received $100,000 in charitable contributions to support the Free Gut project in Frederiksted, St. Croix. With the support from the FHLBNY, facilitated through the St. Croix Foundation for Community Development, CHANT was able to begin restoration on #38 Hospital Street, Frederiksted, VI in 2024.

$4.4 M Total Charitable Contributions

ORGANIZATION	AWARDED	DISTRICT
American Corporate Partners	$200,000	Districtwide
CAMBA Housing Ventures	$150,000	NY
CDLI / Unkechaug Nation	$75,000	NY
Centro para la Reconstrucción del Hábitat, Inc	$200,000	PR
Clinton Housing	$246,000	NY
Concern Housing	$200,000	NY
Enterprise Community Partners	$500,000	USVI
Fundacción MMM	$280,000	PR
Hispanic Federation	$250,000	PR
Homeless Solutions, Inc	$300,000	NJ
Jericho Project	$200,000	NY
Legal Aid Society	$315,000	NY
Mi Patria	$200,000	PR
Mount Kisco Interfaith Food Pantry	$75,000	NY
Meeting the Needs of Our Community (MTOC)	$200,000	USVI
Neighborworks America	$300,000	Districtwide
Ponce NHS	$25,000	PR
Roots & Wings	$235,000	NJ
Rural Housing Coalition	$5,000	NY
Taller Salud	$50,000	PR
The Partnership to End Homelessness	$250,000	NY
True Self Foundation	$35,000	PR
Vitrina Solidaria	$150,000	PR



In 2024, FHLBNY provided Centro para la Reconstrucción del Hábitat, Inc. with a $200,000 grant to help provide access to affordable capital used to acquire and rehab blighted properties in Puerto Rico.

$1 Million Commitment to Veterans

Remembering FHLBNY Director Danelle M. Barrett

In recognition of all those who serve and in memory of our late Director, Retired Rear Admiral Danelle Barrett, the FHLBNY proudly announced a commitment of $1 million to the Veteran community in 2024.



Rear Admiral Danelle M. Barrett, USN (Ret.)

The funding was provided in the form of charitable contributions to qualified 501(c)(3) organizations that address the housing and economic needs of our Veterans. The commitment was allocated to six of the organizations in the list provided: American Corporate Partners (ACP), Concern Housing, Fundacción MMM, Jericho Project, Meeting the Needs of Our Community (MTOC), and Mi Patria.

The FHLBNY is proud to provide support across our District through these nonprofit partners to help the Veteran community sustain food, employment, health resources and affordable housing.



ACP assists U.S. veterans, service members, and active-duty military spouses with finding rewarding careers through mentorship, "combating underemployment, one veteran at a time."

Robert Brown, FHLBNY Chief Information Security Officer (pictured left), and ACP mentor, presents a $200,000 check to Richard Comitz, ACP Chief Operating Officer and Retired Army Officer, with Adam Goldstein, FHLBNY Chief Business Officer, and FHLBNY Member-Director and U.S. Air Force veteran, Robert M. Fisher, President, CEO & Director, Tioga State Bank, N.A. (pictured right). Funding provided will be prioritized for low-to-moderate income participants across the FHLBNY's District.

MEMBERS & SMALL BUSINESS SUPPORT

Small Business Recovery Grant (SBRG) Program

On July 29, 2024, the FHLBNY launched its 2024 SBRG Program, making $5 million in funding available to its members for awarding grants to eligible small businesses and nonprofit organizations across the FHLBNY's District. SBRG funding was exhausted, and the program closed on October 2, 2024. The FHLBNY fulfilled our commitment, partnering with 105 members to support 1,052 small businesses with grant funding.

Visit our website at www.fhlbny.com/community-success-stories to read about member's success stories.

	NY	NJ	PR/USVI
Small Business Recovery Grants	$3.38 M	$1.22 M	$400 K
Number of Grants Awarded	745	229	78
Members Participated	78	32	8

$5 M
SBRG Grants

1,052
Grants / Small Businesses Supported

105
Members Participated

"Nonprofit organizations and small businesses are the fabric of communities across our region, providing vital services and opportunities that uplift us all. We are grateful for the opportunity to work together with members to support these critical efforts and help strengthen the communities that we both serve."

- José González, Past President and CEO of the FHLBNY (April 2014 - Jan 2025)

Member Community Success Stories


SECURITY MUTUAL LIFE


Member, Security Mutual Life Insurance Company of New York, held a press conference to announce their distribution of $50,000 in grant funds to five local nonprofit organizations through our SBRG Program. Joining the press conference was FHLBNY's John Wissing, Vice President, Senior Relationship Officer, who spoke about the benefits of our SBRG Program, and met representatives of each recipient.

"As The Company That Cares®, we are dedicated to helping our local community thrive and succeed. We thank these organizations for all the important work they do in our area and it's very gratifying for us to play a small role in supporting their achievements."

- Bart Catmull, Executive Vice President, Chief Administrative Officer, Chief Strategy & Risk Officer of Security Mutual Life


NANTICOKE LENNI-LENAPE
TRIBAL HEADQUARTERS

"Century Savings Bank is honored to partner with the FHLBNY on community development initiatives such as this. We are proud that, together, we can support the unique work being done locally by the Nanticoke-Lenni Lenape Indians of New Jersey [to further education and preserve their cultural history]."
- Dave Hanrahan, President and CEO, Century Savings Bank



"We are extremely pleased to partner with the FHLBNY in putting needed funds into these five not-for-profit hands to assist in their vital missions and carrying out our mission of people helping people."
- Scott Wilson, President and CEO, SeaComm




"Generations is committed to giving back to the communities that we serve. We are grateful to the local not-for-profit organizations that work so hard to give back to the Union Springs Community. These grants will have a lasting impact on the organizations receiving the funding and get them off to a positive start to the New Year."
- AG Cutrona, SVP – Chief Banking Officer, Generations Bank


OceanFirst
2024
Dollars


"The SBRG Program is a great opportunity for OceanFirst Bank to help support our local nonprofit partners and the important work they are doing to aid our communities. We are so pleased to be able to assist ten organizations to receive important resources that will benefit our neighbors struggling with food insecurity. Our congratulations and appreciation to the FHLBNY for another successful round." - George Destafney, Chief Community Banking Officer, OceanFirst Bank
[Right] Grant recipient, the Friendly Fridge Foundation of New York, used funds to help rescue, transport, and share over 100,000 lbs. of healthy produce.

A CULTURE OF SERVICE & LEARNING

The FHLBNY culture is built on integrity, collaboration, and teamwork. We're committed to providing our employees with a work/life balance environment, and to giving back to our community. Our employees are encouraged to volunteer as active participants for FHLBNY-sponsored initiatives to make a positive difference across our District. Activities in 2024 included Habitat for Humanity, Mission Backpacks for Kids, City Relief, The Wall Steet Run, Golf Charity Outing, and much more.



FHLBNY team preparing school supplies for Mission Backpacks for Kids.



FHLBNY team supporting the City Relief effort to serve food to NYC's homeless.



FHLBNY team working a Habitat for Humanity of Greater Newark project.



FHLBNY team participating in The Wall Street 5K Run.



FHLBNY team gathered for an annual Charity Golf Outing in Cream Ridge, New Jersey to benefit a local nonprofit.

Employee Resource Groups (ERG) and Leadership Development

The FHLBNY encourages employee-led resource groups dedicated to continuous learning and workforce development. In addition to cultural events, our Asian American and Pacific Islander (AAPI) ERG team hosts a quarterly leadership series that features FHLBNY executives to share their expertise, experiences and valuable insights. The FHLBNY also offers a Toastmasters International corporate club, Midtown Masters, for communication and leadership development.



AAPI invited Tod McKenna, Head of Data Science and AI, Securities Services at Citibank, along with his colleagues Jaclyn Valero and Kamal Mohanty, to share their expertise in leveraging AI to drive innovation, transform processes, and solve complex challenges.



AAPI Quarterly Leadership Speaker Series that featured past president and CEO, José González. José shared his personal and professional background, leadership principles, and strategic vision for the FHLBNY, offering invaluable lessons to his fellow employees.




Diwali
Celebration

AAPI connected our offices for Diwali, the Festival of Lights. The joyous celebration included festive food, beautiful décor, and camaraderie.



FHLBNY Midtown Masters leadership and members hosted a special event with guest speaker, Pius Mithika, the author of "The Boy Who Believed" – an inspiring story of breaking the barriers of impossibilities to realize his dreams. FHLBNY Midtown Masters is celebrating its 10th anniversary in May 2025.



The FHLBNY was proud to sponsor and participate in the New Jersey Bankers Association's 13th Annual Women in Banking Conference. The event brings together thought leaders to share strategies and skills, which aligns with our commitment to leadership development.

FHLBNY BOARD OF DIRECTORS



STANDING LEFT TO RIGHT

William J. Turner, Jr.+
Senior Vice President
Metropolitan Life Insurance Company
New York, New York

Charles E. Kilbourne, III*#
Managing Director
Financial Services Volunteer Corps
New York, New York

Thomas J. Kemly+
President, Chief Executive Officer & Director
Columbia Bank
Fair Lawn, New Jersey

Melba I. Acosta*
Counsel
McConnell Valdés LLC
San Juan, Puerto Rico

Robert M. Fisher+
President, CEO & Director
Tioga State Bank, N.A.
Spencer, New York

David R. Huber*
President
Huber Advisory Services LLC
Long Branch, New Jersey

Ángela Weyne*
Former Commissioner of Insurance
Commonwealth of Puerto Rico
San Juan, Puerto Rico

Stephen S. Romaine+
Chairman and Chief Executive Officer
Tompkins Community Bank
Ithaca, New York

Gerald L. Reeves+
Director
Sturdy Savings Bank
Stone Harbor, New Jersey

Ghillaine Reid Melbourne*
Partner
Troutman Pepper Locke LLP
New York, New York

Anders M. Tomson+
President and CEO
Chemung Canal Trust Company
Elmira, New York

José R. Fernández
Chairman, President & CEO
Oriental Bank
San Juan, Puerto Rico

Steven M. Klein
Chairman, President & CEO
Northfield Bank
Staten Island, New York

Ira Robbins+
CEO & Chairman
Valley National Bank
Wayne, New Jersey

SEATED LEFT TO RIGHT

Carolyn Bosher Maloney*#
Former Congresswoman
United States House of Representatives
New York, New York

Christopher P. Martin+
Executive Chairman
Provident Bank
Iselin, New Jersey

CHAIR
Larry E. Thompson*
Former Vice Chairman
The Depository Trust & Clearing Corporation
New York, New York

VICE CHAIR
David J. Nasca+
Director, President & Chief Executive Officer
Evans Bank, N.A.
Hamburg, New York

Josie J. Thomas*
Retired Executive
ViacomCBS
New York, New York

+ Member Director
* Independent Director
# Public Interest Director

This list reflects the FHLBNY Board of Directors as of January 1, 2025.

FHLBNY EXECUTIVE LEADERSHIP



STANDING CENTER RIGHT

PRESIDENT
Randolph C. Snook
President and Chief Executive Officer

LEFT TO RIGHT

Michael Radziemski
Senior Vice President, Chief Information Officer

Jonathan West
Senior Vice President, Chief Legal Officer

Vikram Dongre
Senior Vice President, Chief Capital Markets Officer

Shatayu Pandya
Senior Vice President, Chief Risk Officer

Michael A. Volpe
Senior Vice President, Chief Bank Operations Officer

Stephen Angelo*
Senior Vice President, Chief Audit Officer

Adam Goldstein
Senior Vice President, Chief Business Officer

Kevin Neylan
Senior Vice President, Chief Financial Officer

*This list reflects the FHLBNY Executive Leadership as of April 7, 2025. *Stephen Angelo retired on April 11, 2025.*

FEDERAL HOME LOAN BANK OF NEW YORK
101 PARK AVENUE, NEW YORK, NY 10178-0601
212.681.6000 • WWW.FHLBNY.COM